UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

Axsome Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37635	45-4241907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street, 16th Floor
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 332-3241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AXSM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Assets of Jazz Pharmaceuticals

On March 25, 2022, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Jazz Pharmaceuticals plc, a public limited liability corporation organized under the laws of Ireland (“Jazz Pharmaceuticals”), pursuant to which the Company will acquire Sunosi® (the “Product”) from Jazz Pharmaceuticals (the “Acquisition”), a dual-acting dopamine and norepinephrine reuptake inhibitor indicated to improve wakefulness in adult patients living with excessive daytime sleepiness due to narcolepsy or obstructive sleep apnea, which was approved by the U.S. Food and Drug Administration (“FDA”) in 2019 and by the European Medicines Agency (the “EMA”) in 2020.

Pursuant to the Purchase Agreement, the Company agreed to (i) purchase the Product in consideration for an aggregate initial purchase price of $50,000,000 plus $3,000,000 as payment for the certain specified inventory to be transferred to the Company; (ii) assume certain liabilities in connection with the Acquisition; and (iii) make non-refundable, non-creditable royalty payments to Jazz Pharmaceuticals equal to a (A) high-single digit royalty for any Current Indication (as defined the Purchase Agreement), or (B) mid-single digit royalty for any Future Indication (as defined in the Purchase Agreement), of Net Sales (as defined in the Purchase Agreement) in the U.S. Territory (as defined in the Purchase Agreement) made during the applicable Royalty Term (as defined in the Purchase Agreement). There are no royalty payments due for Net Sales outside of the U.S. Territory.

The Company will also assume the commitments of Jazz Pharmaceuticals to SK Biopharmaceuticals (“SK”) and Aerial Biopharma (“Aerial”). SK is the originator of the Product and retains rights in twelve Asian markets, including China, Korea, and Japan. In 2014, Jazz Pharmaceutics acquired from Aerial worldwide rights to the Product excluding those Asian markets. The assumed commitments to SK and Aerial include single-digit tiered royalties based on the Company’s sales of the Product, and up to $165 million in revenue milestones and $1 million in development milestones.

In connection with the Acquisition and on the terms and conditions set forth in the Purchase Agreement, Jazz Pharmaceuticals will sell, convey, transfer, assign and deliver to the Company, at an initial closing, all right, title and interest of Jazz Pharmaceuticals and its affiliates to the following assets related exclusively to the Product, including certain: (i) specified U.S. intellectual property rights, including certain patent rights, trademark rights, domain names and the associated goodwill; (ii) specified contracts, including any purchase orders issued thereunder; (iii) patent files; (iv) packaging materials, finished product inventories and product samples, work-in-process inventories, active pharmaceutical ingredients and other raw materials; (v) clinical and pre-clinical data; (vi) claims of Jazz Pharmaceuticals against third parties; (vii) labeling, informational letters, sales training materials, trade show materials, advertising, marketing, sales, artwork and promotional materials; and (viii) medical affairs collateral that is reasonably available to and in the physical possession of or under the control of Jazz Pharmaceuticals. The Company will also receive the right, title and interest to the FDA Product approval. At a second closing, the Company will acquire ex-U.S. Sunosi assets, including the marketing authorization from the EMA and United Kingdom’s Medicines and Healthcare Products Regulatory Agency.

The Purchase Agreement contains customary representations and warranties of a transaction of this type that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual facts because they were made only as of the date of the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Purchase Agreement provides for an initial closing of the assets in the U.S. Territory within three business days after satisfaction of closing conditions, with Purchaser having the right to not close sooner than forty (40) days of signing the Purchase Agreement (with a right to extend by an additional five days), and a sequential closing of the assets in the ex-U.S. Territory within sixty (60) days of the U.S. closing. The Purchase Agreement also provides for customary conditions to closing, including the receipt of antitrust approval from the Federal Trade Commission pursuant to the Hart-Scott-Rodino Act, and the receipt of certain required financial statements from Jazz Pharmaceuticals required by Regulation S-X of the Securities Exchange Act of 1934, as amended. Axsome has also agreed to extend employment offers to certain U.S. employees of the Sunosi business prior to the initial closing. The Purchase Agreement also provides for customary termination provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement to be filed as an exhibit to an amendment to this Current Report on Form 8-K to be filed with the SEC.

Second Amendment to the Loan and Security Agreement

On March 27, 2022, in connection with the Acquisition (as described below), Axsome Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Second Amendment to Loan and Security Agreement (the “Second Amendment”) with Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent and collateral agent, and the other financial institutions or entities party thereto as lenders (the “Lenders”). The Second Amendment amended the terms of that certain Loan and Security Agreement, dated as of September 25, 2020, by and among the Company, Hercules and the Lenders (as amended by that certain First Amendment to Loan and Security Agreement, dated as of October 14, 2021, and as further amended by the Second Amendment, the “Loan Agreement”) to, among other things, (i) reflect the terms of the Acquisition (as defined below); (ii) subject to the terms and conditions in the Loan Agreement, change the Term Loan Advance (as defined in the Loan Agreement) amounts and dates available under Tranche 1 through Tranche 5, including increasing the Tranche 1 Advance (as defined in the Loan Agreement) from $60,000,000 to $95,000,000, changing the Tranche 2 Advances (as defined in the Loan Agreement) from two sub-tranches of $50,000,000 each to three sub-tranches of $35,000,000, $35,000,000 and $30,000,000, respectively, changing the Tranche 3 Advance (as defined in the Loan Agreement) from one tranche of $20,000,000 to two sub-tranches of $15,000,000 and $5,000,000, respectively, decreasing the Tranche 4 Advance (as defined in the Loan Agreement) from $55,000,000 to $50,000,000, and decreasing the Tranche 5 Advance (as defined in the Loan Agreement) from $75,000,000 to $35,000,000; (iii) modify the interest rate (a floating rate based on the greater of (a) 8.95% or (b) US WSJ Prime + 5.70%) to not exceed 10.70%; and (iv) change the minimum cash requirement of the Company from $15,000,000 (plus certain accounts payable amounts) to $40,000,000 (plus certain accounts payable amounts), provided that upon U.S. Food and Drug Administration (the “FDA”) approval of the Company’s AXS-05 product candidate for the treatment of major depressive disorder, the minimum cash requirement shall be $25,000,000 (plus certain accounts payable amounts). In connection with the Second Amendment, the parties also clarified certain terms of the Warrant Agreement previously issued to Hercules. The Second Amendment shall only be effective upon the closing of the Acquisition.

Conditioned upon the closing of the Second Amendment, Agent will also purchase between $5,000,000 and $8,000,000 of the Company’s unregistered common stock, at a share price equal to the lesser of (a) the three-day volume weighted average price as of the date of the Second Amendment, or (b) the three-day volume weighted average price as of the Second Amendment Effective Date, pursuant to a stock purchase agreement to be agreed upon by the parties; provided, that, in no case shall the share price be less than a 20% discount to the three-day volume weighted average price of the Company’s common stock at the time of the purchase.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Second Amendment to be filed as an exhibit to the Company’s next Form 10-Q to be filed with the Securities and Exchange Commission (the “SEC”).

Item 8.01 Other Events.

On March 28, 2022, the Company issued a press release announcing the Acquisition, and the Company will post a copy of a presentation regarding the Acquisition on the Company’s website. A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the presentation is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 28, 2022.
99.2	Acquisition Presentation dated March 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axsome Therapeutics, Inc.

Date:	March 28, 2022	By:	/s/ Herriot Tabuteau, M.D.
		Name: Title:	Herriot Tabuteau, M.D. President and Chief Executive Officer